UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021 (February 24, 2021)

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Assisted 4 Living, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, Florida	34240
(Address of Principal Executive Office)	(Zip Code)

(888) 609-1169

(Registrant’s telephone number, including area code)

_____________________________________________________________

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Board Member

The Board of Directors of Assisted 4 Living, Inc. (the “Company”) has created a new directorship and appointed Amish Patel to the Board of Directors of the Company (the “Board”), effective February 24, 2021. Mr. Patel will serve on the Board until his successor shall be duly elected and qualified, or until his earlier resignation or removal in accordance with the Company's Bylaws.

Amish Patel, D.O., age 41, is a licensed Doctor of Osteopathic Medicine. Since 2010, Amish has been the Chief Executive Officer of Integrated Rehab Consultants LLC. From 2010 to 2012, he was the Medical Director for Professional Neurological Services LLC. From 2012 to 2014, he was the Medical Director for EMrG Neurodiagnostics. Amish received a BS in Management Information Systems from the University of Oklahoma, Price College of Business and his Doctor of Osteopathic Medicine from the Kansas City University of Medicine and Biosciences. Amish currently sits on the corporate boards of Vitae Health Systems and Third Eye Telemedicine. He is a member of the American Academy of Physical Medicine and Rehabilitation and the American Medical Association.

Neither Amish, nor any member of his immediate family, has, to the knowledge of the Company, had a material interest, direct or indirect, since the beginning of the Company's last fiscal year, in any transaction or proposed transaction which may materially affect the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASSISTED 4 LIVING, INC.

Date: February 24, 2021	By:	/s/ Roger Tichenor
Roger Tichenor
CFO

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